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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inhale Therapeutic Systems, Inc. Employee Stock Purchase Plan of our report dated January 18, 2002, with respect to the consolidated financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
August 13, 2002

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  EXHIBIT 23.1